Exhibit 10.22

THIRD AMENDMENT TO LOAN AGREEMENT, RATIFICATION OF LOAN

DOCUMENTS AND OMNIBUS AMENDMENT

Dated as of October 11, 2012

Between

EMPIRE STATE LAND ASSOCIATES L.L.C. and

EMPIRE STATE BUILDING ASSOCIATES L.L.C.,

collectively, as Borrower,

and

HSBC BANK USA, NATIONAL ASSOCIATION,

as Agent,

THE LENDERS NAMED HEREIN,

as Lender,

and

HSBC BANK USA, NATIONAL ASSOCIATION

and

DEKABANK DEUTSCHE GIROZENTRALE,

as Lead Arrangers

Property: Empire State Building

               New York, New York

THIRD AMENDMENT TO LOAN AGREEMENT, RATIFICATION OF LOAN

DOCUMENTS AND OMNIBUS AMENDMENT

THIS THIRD AMENDMENT TO LOAN AGREEMENT, RATIFICATION OF LOAN DOCUMENTS AND OMNIBUS AMENDMENT, dated as of October 11, 2012 (this “Third Amendment”), between EMPIRE STATE LAND ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165 (“ESLA”), EMPIRE STATE BUILDING ASSOCIATES L.L.C., a New York limited liability company, having its principal place of business c/o Malkin Holdings LLC, One Grand Central Place, 60 East 42nd Street, New York, New York 10165 (“ESBA” and together with ESLA, collectively, “Borrower”), and HSBC BANK USA, NATIONAL ASSOCIATION, a bank organized under the laws of the United States of America (“HSBC”), having an address at 452 Fifth Avenue, New York, New York 10018, as administrative agent (including any of its successors and assigns, “Agent”) for itself and the other Lenders signatory hereto (collectively, together with such other co-lenders as may exist from time to time, “Lenders” and individually, each a “Lender”).

W I T N E S S E T H :

WHEREAS, Agent, Lenders and Borrower entered into that certain Loan Agreement, dated as of July 26, 2011 (the “Original Loan Agreement”), as amended by First Amendment to Loan Agreement, Ratification of Loan Documents and Omnibus Amendment, dated as of November 2, 2011 (the “First Amendment”), between Agent, Lenders and Borrower, as further amended by Second Amendment to Loan Agreement, Ratification of Loan Documents and Omnibus Amendment, dated as of November 23, 2011 (the “Second Amendment”), between Agent, Lenders and Borrower (the Original Loan Agreement, as amended by the First Amendment and the Second Amendment is referred to herein as the “Loan Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Loan Agreement; and

WHEREAS, Agent, Lenders and Borrower desire to amend the Loan Agreement to, among other things, increase the Loan Amount to $500,000,000 (the “Amended Loan Amount”) in accordance with Section 2.7 of the Loan Agreement.

NOW, THEREFORE, in consideration of the covenants set forth in this Third Amendment and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereto hereby agree, represent and warrant as follows:

1. Definitions.

(a) The definitions of “Debt Yield”, “Extension Fee”, “Loan”, “Loan Amount”, “Loan-to-Value Ratio”, “Note”, “Observatory Tenant”, “Operating Company Consent” and “Terrorism Premium Limit” are hereby deleted from Section 1.1 of the Loan Agreement in their entirety and the following definitions are hereby substituted therein in lieu thereof:

“‘Debt Yield’ shall mean, as of any date of determination, the percentage obtained by dividing (a) the NOI for a trailing twelve (12) month period, by (b) the then principal balance of the Loan (or the Loan Amount where specified).

‘Extension Fee’ shall mean, with respect to each of the First Extension Period and the Second Extension Period, one-quarter of one percent (0.25%) of the Loan Amount, payable in connection with Borrower’s option, subject to and in accordance with the terms of this Agreement, to extend the term of the Loan for the First Extension Period or the Second Extension Period, as applicable.

‘Loan’ shall mean the loan in the original principal amount of up to Five Hundred Million and 00/100 Dollars ($500,000,000.00) made by Lenders to Borrower pursuant to this Agreement.

‘Loan Amount’ shall mean Five Hundred Million and 00/100 Dollars ($500,000,000.00).

‘Loan-to-Value Ratio’ shall mean, as of any date, the ratio of (a) the Loan Amount to (b) the Appraised Value of the Property evidenced by an Appraisal as of such date.

“Note” shall mean (i) that certain Consolidated, Amended and Restated Promissory Note, dated as of July 26, 2011, between Borrower and Lenders in the original principal amount of One Hundred Fifty-Nine Million and 00/100 Dollars ($159,000,000.00) (the “Original Note”), which Original Note was split pursuant to that certain Note Splitter and Modification Agreement, dated as of July 26, 2011, between Borrower and Lenders into the following Notes: that certain Promissory Note A-1, dated as of July 26, 2011, in the principal amount of $91,340,425.53 and that certain Promissory Note A-2, dated as of July 26, 2011, in the principal amount of $67,659,574.47 (collectively, the “Original Replacement Notes”), and which Original Replacement Notes were replaced as of November 2, 2011 with the following notes: that certain Replacement Promissory Note A-1, dated as of July 26, 2011, in the principal amount of $53,000,000.00, that certain Replacement Promissory Note A-2, dated as of July 26, 2011, in the principal amount of $42,400,000.00, that certain Replacement Promissory Note A-3, dated as of July 26, 2011, in the principal amount of $31,800,000.00, and that certain Replacement Promissory Note A-4, dated as of July 26, 2011, in the principal amount of $31,800,000.00 (as each of the same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, collectively, the “Second Replacement Notes”), which Second Replacement Notes did as of November 2, 2011 replace and supersede in their entirety the Original Replacement Notes, (ii) that certain Promissory Note A-1 (Series No. 2), dated as of April 5, 2012, in the principal amount of $10,000,000.00, that certain Promissory Note A-2 (Series No. 2), dated as of April 5, 2012, in the principal amount of

$8,000,000.00, that certain Promissory Note A-3 (Series No. 2), dated as of April 5, 2012, in the principal amount of $6,000,000.00, and that certain Promissory Note A-4 (Series No. 2), dated as of April 5, 2012, in the principal amount of $6,000,000.00 (as each of the same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, collectively, the “Series 2 Notes”), and (iii) that certain Promissory Note A-1 (Series No. 3), dated as of July 9, 2012, in the principal amount of $10,000,000.00, that certain Promissory Note A-2 (Series No. 3), dated as of July 9, 2012, in the principal amount of $8,000,000.00, that certain Promissory Note A-3 (Series No. 3), dated as of July 9, 2012, in the principal amount of $6,000,000.00, and that certain Promissory Note A-4 (Series No. 3), dated as of July 9, 2012, in the principal amount of $6,000,000.00 (as each of the same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, collectively, the “Series 3 Notes”), which Second Replacement Notes, Series 2 Notes and Series 3 Notes were replaced as of October 11, 2012 with the following notes: that certain Replacement Promissory Note A-1, dated as of October 11, 2012, in the principal amount of $54,750,000.00, that certain Replacement Promissory Note A-2, dated as of October 11, 2012, in the principal amount of $54,750,000.00, that certain Replacement Promissory Note A-3, dated as of October 11, 2012, in the principal amount of $54,750,000.00, and that certain Replacement Promissory Note A-4, dated as of October 11, 2012, in the principal amount of $54,750,000.00 (as each of the same may be amended, supplemented, restated, increased, extended and consolidated, substituted or replaced from time to time, collectively, the “Third Replacement Notes”). The Third Replacement Notes shall as of October 11, 2012 replace and supersede in their entirety the Second Replacement Notes, the Series 2 Notes and the Series 3 Notes. In addition, the term Note shall include the Series Notes, as applicable.”

‘Observatory Tenant’ shall mean Empire State Realty Observatory TRS, LLC, a New York limited liability company.

‘Operating Company Consent’ shall mean, collectively, (a) a consent from the requisite members of the Operating Company in connection with any Advance, which shall include an agreement by the Operating Company that the proceeds of such Advance are to be paid to Borrower or as Borrower may direct and an agreement as to the use of such funds, in form and substance acceptable to Agent in its reasonable discretion; and (b) an amendment to the Sublease in connection with any Advance substantially in the form attached hereto as Exhibit B and otherwise reasonably acceptable to Agent and which provides that the Operating Company will increase the Rent payable under the Sublease in an amount necessary to pay Debt Service hereunder on the then outstanding principal balance of the Loan (through the Maturity Date (as it may be extended) (including, without limitation, interest at the Default Rate) or the increase thereof as reflected in the pending Draw Request, which outstanding principal balance may be increased to include the Tax Funds and Insurance Funds, as applicable, protective advances or the obligations to pay costs related thereto, accrued but unpaid interest on the Debt, legal expenses, costs of collection and all other amounts due and payable hereunder and under the other Loan Documents (collectively, the “Imputed Debt Service”). Any such amendment to the Sublease shall also provide that Operating Company shall be responsible to (a) pay such Imputed Debt Service at any time prior to the payment in full of the Debt, whether or not the Mortgage continues to be a Lien on the Property, or (b) to repay such Imputed Debt Service, with interest, over a twenty-five (25) year term in equal monthly payments, whether or not the Mortgage continues to be a Lien on the Property. In addition, pursuant to one or more of such Sublease amendments, Operating Company shall require ESBA to expend $65,000,000.00 in the aggregate of proceeds of the Loan for Capital Expenditures, tenant improvement costs and leasing commissions and for reimbursement to Operating Company with respect to Capital Expenditures, tenant improvement costs and leasing commissions. The parties acknowledge and agree that the execution and delivery by Operating Company of an Operating Company Consent or an amendment to the Sublease shall not constitute, in any instance, a waiver by Operating Company with respect to the necessity of an Operating Company Consent and Sublease amendment with respect to subsequent Advances.

‘Terrorism Premium Limit’ shall mean, for each calendar year, an annual Insurance Premium that is equal to the lesser of (a) $0.25 per $100 of the “total insured value” of the Property (where “total insured value” shall mean the one hundred percent (100%) replacement cost of the Improvements and the Personal Property on the Property and the required business income value) and (b) $0.25 per $100 of the Loan Amount. The parties hereto hereby agree that the Terrorism Premium Limit shall only apply to that portion of the terrorism coverage maintained by Borrower in excess of the Loan Amount.”

(b) The following definitions are hereby added to Section 1.1 of the Loan Agreement in the appropriate alphabetical order:

“‘Accordion Loan Fee Letter’ shall mean that certain letter agreement, dated as of the date of the Third Amendment, between Agent and Borrower pertaining to the fees payable by Borrower to Agent and/or Lenders, as the same extended, renewed, supplemented, amended or modified from time to time.

‘Third Amendment’ shall have the meaning set forth in the Preamble to the Third Amendment.”

(c) The definition of “Accordion” is hereby deleted from Section 1.1 of the Loan Agreement in its entirety.

2. Initial Advance; Subsequent Advances. Section 2.1.2 of the Loan Agreement is hereby amended as follows:

Section 2.1 The words and numbers “Three Hundred Million and 00/100 Dollars ($300,000,000.00)” in the second sentence are hereby deleted therefrom in their entirety and the words and numbers “Five Hundred Million and 00/100 Dollars ($500,000,000.00)” are hereby inserted therein in lieu thereof;

Section 2.2(a) The word “and” at the end of Section 2.1.2(m) is hereby deleted from Section 2.1.2(m), (b) Section 2.1.2(n) is hereby moved to Section 2.1.2(o), and (c) the following provision shall be inserted into the Agreement as Section 2.1.2(n);

“(n) Loan-to-Value Ratio. If any Advance of the Loan would cause the outstanding principal balance thereof to exceed $300,000,000.00, then as a condition precedent to any such Advance, the Loan-to-Value Ratio, based upon an updated Appraisal ordered by Agent, at Borrower’s expense, shall not exceed fifty percent (50%) on an “as is” basis (it being understood that the foregoing requirement shall only apply to the first Advance of the Loan that would cause the outstanding principal balance thereof to exceed $300,000,000.00). Agent hereby agrees that if Agent determines that the Loan-to-Value Ratio exceeds fifty percent (50%) and the Appraised Value, based on Agent’s determination thereof is lower than the Appraised Value as reflected on the Appraisal delivered to Agent in connection with this Section 2.1.2(n), such that the Loan-to-Value Ratio, based on the lower value determined by Agent, would be greater than fifty percent (50%), Agent shall review the basis for and details surrounding such determination of the Appraised Value by Agent with Borrower and/or its representatives (provided, however, that the duration of such review and the provision of such basis for and details surrounding Agent’s determination shall be reasonably determined by Agent and the final determination of the Appraised Value shall be shall be unilaterally made by Agent); and”

3. Accordion. Section 2.7 of the Loan Agreement is hereby deleted therefrom in its entirety and is of no further force and effect. Lenders hereby acknowledge and agree that the following conditions to the Accordion have been waived solely with respect to the increase of the Loan Amount pursuant to this Third Amendment: (a) the Loan-to-Value Ratio, based upon an updated Appraisal ordered by Agent at Borrower’s expense, not exceeding fifty percent (50%) on an “as is” basis and (b) the NOI of the Property providing for a Debt Yield of not less than sixteen percent (16%) based on the Loan Amount.

4. Origination Fee, the Arrangement Fee, the Unused Fee and Administrative Fee. The text of Section 4.1.14 of the Loan Agreement is hereby deleted in its entirety therefrom and the following is hereby inserted therein in lieu thereof:

“Borrower shall pay to Agent the Accordion Origination Fee (as defined in the Accordion Loan Fee Letter) and the Accordion Arrangement Fee (as defined in the Accordion Loan Fee Letter) in accordance with the Accordion Loan Fee Letter. Borrower shall pay to Agent the Administrative Fee in accordance with the Loan Fee Letter. Borrower shall pay to Agent, for the ratable benefit of the Lenders, an unused fee (the “Unused Fee”) equal to 0.25% per annum, in arrears, of that portion of the Loan Amount which remains unfunded (it being understood that (i) from the Closing Date to the date of the First Amendment, the Unused Fee shall be payable on that portion of $235,000,000.00 which remains unfunded, (ii) from the date of the First Amendment to the date of the Third Amendment, the Unused Fee shall be payable on that portion of $300,000,000.00 which remains unfunded and (iii) from the date of the Third Amendment onward, the Unused Fee shall be payable on that portion of $500,000,000.00 which remains unfunded). The first payment of the Unused Fee shall be made on October 1, 2011 and payments shall be made quarterly thereafter.”

5. Insurance Policies. Section 5.1.1(ii)(E) of the Loan Agreement is hereby amended to delete the words “(plus the amount of the Accordion, to the extent that the Accordion has been effected and regardless of whether the Accordion has been advanced)” from the third and fifth paragraphs thereof each of the four (4) times they appear.

6. Permitted Transfers. Section 8.3(a)(v) of the Loan Agreement is hereby amended to delete words “and, with respect to this Loan, including the Accordion (both the advanced and unadvanced portions thereof) if the Accordion is then in place” from clause (D) thereof and insert the words “including, without limitation, the Loan (both the advanced and unadvanced portions thereof)” in lieu thereof.

7. Notices. Section 10.6 of the Loan Agreement and the notice provision of each Loan Document, as applicable, are hereby amended to replace the notice address for Agent in its entirety to read as follows:

“If to Agent:	HSBC Bank USA, National Association, as Agent
545 Washington Boulevard, 10th Floor
Jersey City, New Jersey 07310
Attention: Commercial Mortgage Servicing Department
Facsimile No. (212) 704-8499

with a copy to:	HSBC Bank USA, National Association, as Agent
452 Fifth Avenue
New York, New York 10018
Attention: Robert Gominiak
Facsimile No. (212) 525-1152

with a copy to:	Cadwalader, Wickersham & Taft LLP
One World Financial Center
New York, New York 10281
Attention: Steven M. Herman, Esq.
Facsimile No. (212) 504-6666”

8. Lenders’ Ratable Share. Schedule IV of the Loan Agreement is hereby deleted therefrom in its entirety and replaced with Schedule IV attached hereto.

9. Credit Party Representations. Borrower represents and warrants that:

(a) each of the representations and warranties of the Credit Parties and Guarantor contained or incorporated in the Loan Agreement, as amended by this Third Amendment or any of the other Loan Documents, is true and correct in all material respects on and as of the date hereof (except if any such representation or warranty is expressly stated to have been made as of a specific date, then as of such specific date and except with respect to the representations set forth in Section 3.1.10 and Section 3.1.21 of the Loan Agreement);

(b) with respect to the representations set forth in Section 3.1.10 of the Loan Agreement, such representations are true and correct as of June 30, 2012, the date of the most recently delivered quarterly financial statements of Borrower;

(c) (i) the rent roll attached hereto as Schedule I is true, complete and correct and the Property is not subject to any Leases other than the Leases described in Schedule I, (ii) the Leases identified on Schedule I are in full force and effect and, except as set forth on said Schedule I and to the best knowledge of the undersigned, there are no defaults thereunder by either party, (iii) the copies of the Leases delivered to Agent as of the date of the Original Loan Agreement and subsequent thereto are true and complete, and there are no oral agreements with respect thereto, (iv) no Rent has been paid more than one (1) month in advance of its due date, (v) except as set forth on Schedule I, all work to be performed by Borrower and/or Operating Company, as applicable, under each Lease has been performed as required as of the date that this representation is being made and all such work has been accepted by the applicable Tenant, (vi) except as set forth on Schedule I, any payments, free rent, partial rent, rebate of rent or other payments, credits, allowances or abatements required to be given by Borrower or Operating Company, as applicable, to any Tenant as of the date that this representation is being made has already been received by such Tenant, and (vii) each Lease includes an attornment provision from the Tenant in favor of any “Superior Interest” (as defined in the Leases), which includes the interests of Agent and the Lenders;

(d) as of the date hereof and immediately after giving effect to this Third Amendment and the actions contemplated hereby, no Default or Event of Default has occurred and is continuing;

(e) as of the date hereof the outstanding balance of the Loan is $219,000,000.00 and there are no defenses, offsets or counterclaims against any of its obligations under the Loan Documents to which it is a party.

(f) each Credit Party and Guarantor has taken all necessary action to authorize the execution, delivery and performance of this Third Amendment by it and has the power and authority to execute, deliver and perform under this Third Amendment and all the transactions contemplated hereby. This Third Amendment has been duly and validly executed and delivered by each Credit Party and Guarantor and constitutes a legal, valid and binding obligation of such Person, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights and by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

(g) no consent, approval, authorization or order of any court or Governmental Authority or other Person is required for the execution, delivery and performance by a Credit Party or Guarantor or compliance by any such Person with this Third Amendment, other than those which have been obtained by Borrower or such Person, as applicable; and

(h) the execution and delivery of this Third Amendment by each Credit Party and Guarantor and the performance of its obligations hereunder will not conflict with any provision of any law or regulation to which such Person is subject, or conflict with, result in the breach of, or constitute a default under any of the terms, conditions or provisions of any such Person’s organizational documents or any agreement or instrument to which such Person is a party or by which it is bound, the result of which breach or default of any such agreement or instrument would reasonably be expected to have, or does have a Material Adverse Effect, or any order or decree applicable to such Person or result in the creation or imposition of any lien, in a material amount, on any of such Person’s assets or property (other than pursuant to the Loan Documents).

10. Other References. All references in the Loan Documents to the Loan Agreement shall mean the Loan Agreement, as modified by the First Amendment, the Second Amendment and this Third Amendment, and as the same may hereafter be supplemented, amended, modified, extended, renewed, restated or replaced from time to time.

11. Omnibus Amendment to All Loan Documents. As of the date hereof, each reference in any of the Loan Documents to Three Hundred Million and 00/100 Dollars ($300,000,000.00) shall be deemed to mean Five Hundred Million and 00/100 Dollars ($500,000,000.00).

12. Amendment to the Co-Lender Agreement. As of the date hereof, each reference in the Co-Lender Agreement to Three Hundred Million and 00/100 Dollars ($300,000,000.00) shall be deemed to mean Five Hundred Million and 00/100 Dollars ($500,000,000.00).

13. Ratification of Loan Documents. Agent, Lenders and the Credit Parties hereby ratify and confirm the Loan Agreement and the other Loan Documents, as modified hereby. Except as modified and amended by this Third Amendment, the Loan, the Loan Agreement and the other Loan Documents and the respective obligations of Agent, Lenders and the Credit Parties thereunder shall be and remain unmodified and in full force and effect.

14. Ratification of Environmental Indemnity and Guaranty. Guarantor hereby ratifies and confirms the Environmental Indemnity and the Guaranty, as modified hereby. Except as modified and amended by this Third Amendment, the Environmental Indemnity and Guaranty and the obligations of Guarantor thereunder shall be and remain unmodified and in full force and effect.

15. Acknowledgement by Agent. Pursuant to Section 10.25(g) of the Loan Agreement, Agent hereby acknowledges that it has received the Assignments dated as of the date hereof and has recorded the information contained in the Assignments in Agent’s Register. Agent hereby gives notice to Borrower and the Lenders of Agent’s acceptance of the Assignments dated as of the date hereof and the recordation of the Assignments dated as of the date hereof in Agent’s Register.

16. Continued Force and Effect. This Third Amendment is not intended to, and shall not be construed to, effect a novation, and except as expressly provided in this Third Amendment, the Loan Agreement has not been modified, amended, cancelled, terminated, released, satisfied, superseded or otherwise invalidated by execution of this Third Amendment. In the event of any conflict between the terms of this Third Amendment and the terms of the Loan Agreement, the terms of this Third Amendment shall control.

17. Governing Law. This Third Amendment shall be governed by, and construed in accordance with, the laws of the State of New York pursuant to Section 5-1401 of the General Obligations Law without regard to its principles of conflicts of laws.

18. Successors and Assigns. This Third Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and permitted assigns.

19. Further Assurances. From time to time, upon the request of Agent, Borrower shall promptly and duly execute, acknowledge and deliver any and all such further instruments and documents as Agent may deem reasonably necessary or desirable to confirm this Third Amendment and the terms and conditions hereof, to carry out the purpose and intent hereof or to enable Agent to enforce any of its rights hereunder.

20. Fees and Expenses. Borrower shall pay all fees and expenses (including reasonable attorney’s fees and disbursements) incurred by Agent in connection with this Third Amendment.

21. Modifications. No modification, amendment, extension, discharge, termination or waiver of any provision of this Third Amendment shall in any event be effective unless the same shall be in a writing signed by the party against whom enforcement is sought, and then such waiver or consent shall be effective only in the specific instance, and for the specific purpose, for which given.

22. Entire Agreement. This Third Amendment contains the entire agreement of the parties hereto in respect of the transactions contemplated hereby, and all prior agreements among or between such parties, whether oral or written are superseded by the terms of this Third Amendment.

23. Interpretation. Wherever possible, each provision of this Third Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Third Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Third Amendment.

24. Headings. The Section headings in this Third Amendment are included herein for convenience of reference only and shall not constitute a part of this Third Amendment for any other purpose.

25. Counsel. Each party to this Third Amendment understands that this is a legally binding agreement that may affect such party’s rights. Each party hereto represents to each other party hereto that it has obtained independent counsel and received legal advice about the meaning and legal significance of this Third Amendment.

26. Construction. Should any provision of this Third Amendment require judicial interpretation, it is agreed that a court interpreting or construing the same shall not apply a presumption that the terms hereof shall be more strictly construed against any party by reason of the rule of construction that a document is to be construed more strictly against the party who itself or through its agent prepared the same, it being agreed that all parties to this Third Amendment participated in the preparation hereof.

27. Counterparts. This Third Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which, when taken together, shall constitute one and the same instrument and shall become effective when copies hereof, when taken together, bear the signatures of each of the parties hereto and it shall not be necessary in making proof of this instrument to produce or account for more than one of such fully executed counterparts. Manually executed counterparts of this Third Amendment shall be delivered to all parties hereto; provided, that delivery of a signature of this Third Amendment by facsimile transmission or by .pdf, .jpeg, .TIFF or other form of electronic mail attachment shall be effective as delivery of a manually executed counterpart hereof prior to manual delivery thereof.

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed by their duly authorized representatives, all as of the day and year first above written.

[SIGNATURE PAGES TO FOLLOW]

BORROWER:

EMPIRE STATE LAND ASSOCIATES L.L.C., a New York limited liability Company

By:	Empire State Building Associates L.L.C., its Sole Member

By:
Peter L. Malkin, Member

By:
Anthony E. Malkin, Member

By:
Thomas N. Keltner, Jr., Member

EMPIRE STATE BUILDING ASSOCIATES L.L.C., a New York limited liability company

By:
Peter L. Malkin, Member

By:
Anthony E. Malkin, Member

By:
Thomas N. Keltner, Jr., Member

[signatures continue on next page]

AGENT:

HSBC BANK USA, NATIONAL ASSOCIATION, as Agent

By:
Name:
Title:

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LENDER:

HSBC BANK USA, NATIONAL ASSOCIATION

By:
Name:
Title:

Applicable Lending Office:

HSBC Bank USA, National Association

545 Washington Boulevard, 10th Floor

Jersey City, New Jersey 07310

Attention: Commercial Mortgage Servicing Department

Facsimile No. (212) 704-8499

HSBC Bank USA, National Association

452 Fifth Avenue

New York, New York 10018

Attention: Robert Gominiak

Facsimile No. (212) 525-1152

Cadwalader, Wickersham & Taft LLP

One World Financial Center

New York, New York 10281

Attention: Steven M. Herman, Esq.

Facsimile No. (212) 504-6666

[signatures continue on next page]

LENDER:

DEKABANK DEUTSCHE GIROZENTRALE,

By:
Name:
Title:

By:
Name:
Title:

Applicable Lending Office:

Mainzer Landstrasse 16 60325 Frankfurt am Main, Germany

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LENDER:

BANK OF AMERICA, N.A.

By:
Name:
Title:

Applicable Lending Office: One Bryant Park, 35th Floor New York, New York 10036

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LENDER:

CAPITAL ONE, NATIONAL ASSOCIATION

By:
Name:
Title:

Applicable Lending Office: 275 Broadhollow Road Melville, NY 11747

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With respect to Section 13 only:

CREDIT PARTY:

EMPIRE STATE BUILDING COMPANY L.L.C., a New York limited liability company

By:
Anthony E. Malkin, Authorized Signatory

EMPIRE STATE REALTY OBSERVATORY TRS, LLC (f/k/a ESB Observatory LLC), a New York limited liability company

By:
Anthony E. Malkin, Authorized Signatory

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With respect to Section 14 only:

GUARANTOR:

Anthony E. Malkin, an individual

SCHEDULE I

RENT ROLL

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SCHEDULE IV

LENDERS’ RATABLE SHARE

Lender’s Name	Ratable Loan Amount	Percentage/Ratable Share
HSBC BANK USA, National Association	$125,000,000.00	25%
DEKABANK DEUTSCHE GIROZENTRALE	$125,000,000.00	25%
BANK OF AMERICA, N.A.	$125,000,000.00	25%
CAPITAL ONE, National Association	$125,000,000.00	25%

SCH. IV